Exhibit 99.1

AVAT Reports Preliminary Third Quarter 2026 Financial Results and Treasury Metrics

Retired FalconX collateralized loan in full; holds 13.31 million AVAX as Avalanche gains momentum with NYSE, Goldman Sachs, and the UAE

NEW YORK -- November 5, 2026 -- Avalanche Treasury Co. (Nasdaq: AVAT) ("AVAT" or the "Company"), a digital asset treasury company focused on providing investors with access to the AVAX token and exposure to the growth of the Avalanche ecosystem, today provided an update on its share repurchase program and reported preliminary, unaudited financial results for the third quarter ended September 30, 2026.

Preliminary Third Quarter 2026 Financial Highlights

•	Preliminary net income of approximately $54.6 million, or $1.53 per diluted share, for the third quarter of 2026.
•	Approximately $60 million of gains attributable to market-driven changes in the value of the Company's AVAX holdings, including fair value changes, and realized losses for the third quarter of 2026.
•	Staking revenue, net of fees, of approximately $0.6 million for the quarter and $4.2 million for the first nine months of 2026.
•	General and administrative expenses of approximately $3.2 million.

AVAX Treasury

As of September 30, 2026, AVAT held 13.31 million AVAX tokens, of which approximately 60% were unlocked.

AVAX holdings (September 30, 2026)	Tokens (millions)	Share of total
Unlocked	7.93	60%
Locked	5.38	40%
Total	13.31	100%

The locked tokens carry a weighted-average remaining lock period of approximately 16.5 months. The Company intends to continue putting its AVAX to work through staking, supported by Avalanche's Helicon network upgrade, which shortened minimum validation periods and introduced auto-renewing stakes.

Staking Ramp

By September 2026, approximately 91% of AVAT's AVAX, or roughly 12.1 million tokens, was staked throughout the month and producing yield. In the months after the business combination closed in June, the Company held a large share of its AVAX unstaked while it worked through regulatory and liquidity constraints that followed closing. With those constraints resolved, AVAT moved the bulk of its treasury into staking during the third quarter.

Share Repurchase Program

AVAT repurchased 2,889,440 shares of Class A common stock at an average price of $1.14 per share, for aggregate consideration of approximately $3.3 million. The repurchased shares represent approximately 8% of the Company's Class A shares outstanding1 and are being held as treasury shares.

The Company executed the repurchases while its shares traded at a discount to the value of its AVAX holdings, increasing the amount of AVAX attributable to each remaining share.

"Buying back our stock below the value of our AVAX holdings is one of the most direct ways we can create value for shareholders," said Bart Smith, CEO of AVAT. "Removing roughly 8% of our outstanding share count while also eliminating our FalconX loan shows the discipline we bring to managing this treasury."

Balance Sheet

•	Cash and USDC: $4.9 million
•	Debt: $10.0 million outstanding
•	FalconX loan: Repaid in full and closed during the third quarter. Retiring the FalconX collateralized loan eliminated a facility secured by the Company's AVAX, leaving more of the treasury free of lender claims.

Avalanche Ecosystem Momentum

The third quarter brought significant institutional and government adoption news for the Avalanche ecosystem:

•	Goldman Sachs: On September 28, tZERO announced that qualified U.S. institutions can subscribe to Goldman Sachs' Financial Square Treasury Instruments Fund (FTIXX), with roughly $100 billion in assets, through Lynq, an institutional settlement network built on a dedicated Avalanche Layer 1.
•	New York Stock Exchange. At Avalanche Summit New York in September, ICE's Head of Strategic Initiatives said the NYSE parent is closely engaged with the Avalanche team as it evaluates blockchains for its planned tokenized-securities trading and settlement platform. Ava Labs said NYSE has spent about a year testing Avalanche technology. ICE has not yet named a blockchain for the platform.

1 Based on Class A shares outstanding as of August 24, 2026, prior to the commencement of the Company’s share repurchase program.

•	United Arab Emirates: On September 14, the UAE's Telecommunications and Digital Government Regulatory Authority announced a partnership with Ava Labs and Deca4 to bring Avalanche technology to the Digital Vault of UAE PASS, the national digital identity platform used by more than 12.5 million people, on a dedicated Avalanche L1.
•	Paxos: In September, Paxos integrated AVAX and Avalanche-native USDC across its regulated infrastructure, which serves more than 650 institutions.
•	Helicon Upgrade: Avalanche's Helicon network upgrade activated on mainnet on September 22, reducing the minimum validation period from 14 days to 48 hours and introducing auto-renewing stakes.

"From Wall Street to national governments, major institutions are building on and evaluating Avalanche infrastructure," said Bart Smith, CEO of AVAT. "Our shareholders have exposure to the growth of that network."

Preliminary Results

The preliminary estimated financial results included in this release for the third quarter ended September 30, 2026 are preliminary, unaudited and subject to completion, and may change as a result of management’s ongoing review. These preliminary results are subject to quarter-end financial and accounting procedures. The preliminary financial results represent management estimates and constitute forward-looking statements subject to risks and uncertainties. Actual results may differ materially from these preliminary estimates when finalized and publicly disclosed.

These preliminary results should not be viewed as a substitute for the Company’s full third quarter financial statements and do not present all information necessary for a complete understanding of financial performance. AVAT expects to release full third quarter results in November 2026.

Q3 Conference Call Details

AVAT will host a conference call on Thursday, November 19, 2026, at 4:00 p.m. ET to discuss its financial and operating results for the third quarter ended September 30, 2026.

Conference Call Details

Date: Thursday, November 19, 2026

Time: 4:00 p.m. ET

Webcast: https://event.webcasts.com/starthere.jsp?ei=1780369&tp_key=745e583c94

Following the presentation, the recording along with supplemental presentation materials will be available on the Investor Relations section of AVAT’s website at https://avat.com/investor-relations.

About AVAT

AVAT (Avalanche Treasury Co.) is a Nasdaq-listed company that provides investors with exposure to the Avalanche ecosystem as businesses move on-chain. Investors in AVAT hold shares in a publicly listed company whose value is tied to Avalanche, the blockchain technology platform of choice for some of the world's most recognized and trusted institutions. AVAT is designed for those who want access to the blockchain infrastructure that offers flexibility, interoperability, and speed without holding a digital asset directly. For more information, visit avat.com.

About Avalanche

Avalanche is a technology platform built for business. Enterprises, financial institutions, consumer applications, and governments run core infrastructure on Avalanche as it provides reliability, compliance, and speed. For more information, visit avax.network.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's AVAX holdings, staking activities, capital allocation, share repurchases, expected third quarter financial results and other information, and developments in the Avalanche ecosystem. Words such as "intend," "expect," "plan," "seek," and similar expressions identify these statements. They rest on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These include changes in the price of AVAX, the volatility of digital assets, regulatory developments, the Company's ability to access capital, and adjustments arising from the completion of quarter-end procedures. Third-party developments described in this release, including the evaluation of Avalanche by ICE/NYSE and the UAE PASS integration, are outside the Company's control and may not proceed as described. Additional risks are described in the Company's filings with the SEC. AVAT undertakes no obligation to update these statements except as required by law.

Contacts

Investor Relations

Email: ir@avat.com

Website: avat.com/investor-relations

Media Relations

Email: media@avat.com